Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial highlights” in the Prospectus and “Independent registered public accounting firm” and “Arrangements to disclose portfolio holdings to service providers and fiduciaries” in the Statement of Additional Information and to the incorporation by reference of our report dated February 28, 2014 in Amendment No. 30 to the Registration Statement (Form N-1A Nos. 333-104218 and 811-21328) of SMA Relationship Trust.

/s/ ERNST & YOUNG

New York, New York

September 12, 2014